UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2017

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2017, the Board of Trustees of First Real Estate Investment Trust of New Jersey (the “Trust”) approved an amendment to the Trust’s Amended and Restated Declaration of Trust, as amended, in which the Trust added a mandatory retirement age of 75 for Trustees, except that a Trustee who reaches age 75 while in office will be permitted to serve for the remainder of the Trustee’s term. In addition, any Trustee who was in office as of November 1, 2017 will be permitted to serve as a Trustee until the age of 79, at which time the person will be permitted to resign as a Trustee or continue to serve as a Trustee for the remainder of the current term, at the Trustee’s option.

A copy of the amendment to the Trust’s Amended and Restated Declaration of Trust is attached hereto as Exhibit 3.1.

Section 8 – Other Events

Item 8.01 Other Events

In a press release issued December 11, 2017, the Trust announced that Robert S. Hekemian has advised the Trust of his election to step down as Chairman, Chief Executive Officer and a Trustee of the Trust, effective upon the conclusion of the Trust’s 2018 Annual Meeting of Shareholders to be held in April 2018. Robert S. Hekemian will continue to serve the Trust in a consulting capacity thereafter.

Robert S. Hekemian has served as an executive officer of the Trust for 36 years, serving as the President of the Trust from 1981 to 1991 and as the Chairman and Chief Executive Officer of the Trust since 1991, and he has served as a Trustee for 37 years, since 1980. He has also served as the Chairman and Chief Executive Officer of Hekemian & Co. Inc., the Trust’s managing agent, since 1983.

The Board of Trustees named Robert S. Hekemian, Jr., a Trustee of the Trust and President and Chief Operating Officer of Hekemian & Co., Inc., to succeed Robert S. Hekemian as Chief Executive Officer of the Trust, and the Board named Ronald J. Artinian, a Trustee of the Trust and the Chairman of the Audit Committee of the Board, to succeed Robert S. Hekemian as Chairman of the Board. Robert S. Hekemian, Jr.’s appointment as Chief Executive Officer and Ronald J. Artinian’s appointment as Chairman will each be effective at the conclusion of the Trust’s 2018 Annual Meeting.

A copy of the Trust’s press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment to Amended and Restated Declaration of Trust

99.1 Registrant’s press release dated December 11, 2017

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recently filed reports on Form 10-K and Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board and Chief Executive Officer

Date: December 11, 2017

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment, dated December 7, 2017, to Amended and Restated Declaration of Trust of First Real Estate Investment Trust of New Jersey, as amended
99.1	Press Release – First Real Estate Investment Trust Announces Robert S. Hekemian to Step Down as Chairman and CEO and will Continue in a Consulting Role